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                                                                   EXHIBIT 23(B)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Directors and Shareholders of

Venbo Comercio de Alimentos Ltda.:


    We consent to the inclusion or incorporation by reference in the registration statement on Form S-3 of Brazil Fast Food Corp of our report dated March 12, 1996, except for Note 20 which is as of March 26, 1996 and the second paragraph of Note 3a, the first and fourth paragraph of Note 3b and Note 3d which are as of May 8, 1997, with respect to the balance sheets of Venbo Comercio de Alimentos Ltda. as of December 31, 1995 and 1994 and the related statements of operations, cash flows and changes in shareholders' equity for each of the years in the three-year period ended December 31, 1995 and to the reference to our firm under the heading "Experts" in the prospectus.


    Such report contains an explanatory paragraph which cites Venbo's dependence on past and continuing financial support of its then sole shareholder.


                                          /s/ KPMG Peat Marwick


Sao Paulo, Brazil


May 8, 1997